Exhibit 99.2

PATTERSON-UTI ENERGY, INC.

Non-GAAP Financial Measures

Recast Adjusted Gross Margin

(unaudited, dollars in thousands)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2023	2023	2022	2022	2022	2022
Drilling Services
Revenues	$489,659	$477,727	$461,491	$418,025	$363,034	$302,270
Less direct operating costs	(281,573)	(281,261)	(284,587)	(279,232)	(245,395)	(216,690)
Less depreciation, amortization and impairment	(90,400)	(91,293)	(91,161)	(88,199)	(89,073)	(85,683)
GAAP gross margin	117,686	105,173	85,743	50,594	28,566	(103)
Depreciation, amortization and impairment	90,400	91,293	91,161	88,199	89,073	85,683
Adjusted gross margin (1)	$208,086	$196,466	$176,904	$138,793	$117,639	$85,580

Completion Services
Revenues	$250,241	$293,268	$306,783	$287,664	$238,376	$189,590
Less direct operating costs	(196,473)	(220,116)	(220,758)	(211,704)	(191,455)	(157,468)
Less depreciation, amortization and impairment	(25,976)	(26,025)	(24,918)	(24,746)	(24,713)	(23,785)
GAAP gross margin	27,792	47,127	61,107	51,214	22,208	8,337
Depreciation, amortization and impairment	25,976	26,025	24,918	24,746	24,713	23,785
Adjusted gross margin (1)	$53,768	$73,152	$86,025	$75,960	$46,921	$32,122

Drilling Products
Revenues	$—	$—	$—	$—	$—	$—
Less direct operating costs	—	—	—	—	—	—
Less depreciation, amortization and impairment	—	—	—	—	—	—
GAAP gross margin	—	—	—	—	—	—
Depreciation, amortization and impairment	—	—	—	—	—	—
Adjusted gross margin (1)	$—	$—	$—	$—	$—	$—

Other
Revenues	$18,985	$20,807	$20,202	$21,814	$20,828	$17,515
Less direct operating costs	(10,039)	(11,282)	(10,472)	(9,685)	(10,050)	(9,054)
Less depreciation, depletion, amortization and impairment	(9,304)	(7,323)	(6,001)	(7,920)	(6,494)	(6,081)
GAAP gross margin	(358)	2,202	3,729	4,209	4,284	2,380
Depreciation, depletion, amortization and impairment	9,304	7,323	6,001	7,920	6,494	6,081
Adjusted gross margin (1)	$8,946	$9,525	$9,730	$12,129	$10,778	$8,461

(1)
We define “Adjusted gross margin” as revenues less direct operating costs (excluding depreciation, depletion, amortization and impairment expense). Adjusted gross margin is included as a supplemental disclosure because it is a useful indicator of our operating performance.